UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

NATIONAL SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-6453	95-2095071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2900 SEMICONDUCTOR DRIVE,  P.O. BOX 58090

SANTA CLARA, CALIFORNIA 95052-8090

(Address of Principal Executive Offices)

(408) 721-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 NATIONAL SEMICONDUCTOR CORPORATION

Table of Contents

		Page
Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition	3

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits	3

Signature		4

Exhibits:
99.1	News release dated December 7, 2006 (Earnings)

NATIONAL SEMICONDUCTOR CORPORATION

Item 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On December 7, 2006, National Semiconductor Corporation issued a news release announcing earnings for the quarter ended November 26, 2006. The earnings news release, which has been attached as Exhibit 99.1, contains unaudited Condensed Consolidated Statements of Income, Balance Sheets, and Statements of Cash Flows that are presented in accordance with United States generally accepted accounting principles, or GAAP. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release dated December 7, 2006 issued by National Semiconductor Corporation* (Earnings)

* This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SEMICONDUCTOR CORPORATION

Dated: December 7, 2006	//S// Jamie E. Samath
Jamie E. Samath
Corporate Controller
Signing on behalf of the registrant and
as principal accounting officer

Exhibit 99.1

Media Contact:	Financial:
LuAnn Jenkins	Long Ly
National Semiconductor	National Semiconductor
(408) 721-2440	(408) 721-5007
luann.jenkins@nsc.com	invest.group@nsc.com

National Semiconductor Reports Results for Second Quarter Fiscal 2007

•	Q2 revenues were $501.6 million, down 7.4% from Q1 of fiscal 2007
•	Gross margin percentage was 58.9%, down from 61.7% in Q1
•	Q2 earnings per share was 27 cents, down from 35 cents in Q1
•	Revenue outlook for Q3 of fiscal 2007 expected to be down 8 to 11% sequentially

SANTA CLARA, Calif. – December 7, 2006 - National Semiconductor Corporation (NYSE:NSM) today reported net income of $91.4 million, or 27 cents per share, on revenues of $501.6 million for the second quarter of fiscal 2007, which ended November 26, 2006.  National’s second quarter of fiscal 2007 results included $33.2 million in pre-tax stock compensation expenses accounted for under FASB Statement 123(R).

On a sequential basis, National’s second quarter of fiscal 2007 revenues declined 7.4 percent from the first quarter, when the company reported $541.4 million in revenues and earnings of 35 cents per share.  The sequential revenue decline was mainly due to two key factors: lower shipments to distributors who, despite experiencing flat resales of National’s products, reduced their inventories during the quarter and, secondly, an approximately $21 million decrease in foundry revenues for previously sold Cordless and PC Super I/O businesses as originally projected. Year over year, National’s second quarter sales decreased 7.8 percent from the second quarter of fiscal 2006, when the company reported sales of $544.0 million and earnings of 32 cents per share.

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Gross margin in National’s second quarter of fiscal 2007 was 58.9 percent. This was lower than last quarter’s gross margin of 61.7 percent but was an increase over the 57.2 percent gross margin posted one year ago in the second quarter of fiscal 2006.

The sequential decline in gross margin percentage was due to lower manufacturing volume, as the company reduced its wafer fabrication utilization and lowered its inventory by nearly $18 million during the second quarter.

“While customer end demand did not demonstrate the seasonal uptick we usually see this time of year, the revenue decline this quarter was driven by inventory reductions at our distributors and some of our customers,” said Brian L. Halla, National’s chairman and CEO. “Responding to this, we were able to bring down our inventories and still hold gross margins at almost 59 percent.”

Noteworthy Items

National’s second-quarter results included $33.2 million in pre-tax stock compensation expenses under FASB Statement 123(R) of which $6.6 million was included in cost of sales, and the remainder was included in operating expenses. National began accounting for stock compensation expenses under FASB Statement 123(R) in the first quarter of fiscal 2007. Total pre-tax stock compensation expenses in the first quarter were $23.9 million.

Booking Patterns for Q2, Fiscal 2007

National's total company bookings in the second quarter of fiscal 2007 declined by 16 percent sequentially. This decrease was driven by lower orders from OEM customers and contract manufacturers. Bookings from distributors also decreased in the quarter but to a lesser extent. Total company billings exceeded bookings in the second quarter.

Outlook for Q3, Fiscal 2007

National anticipates that revenues in the third quarter of fiscal 2007 will decrease approximately 8 to 11 percent from second-quarter levels. At these sales levels, gross margin percentage is anticipated to decline slightly in the third quarter.

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Company to Pay Dividend

As announced on October 6, 2006, National declared a cash dividend of $0.04 per outstanding share of common stock, an increase from the prior quarterly cash dividend of $0.03 per share.  This dividend will be paid January 8, 2007 to shareholders of record at the close of business on December 18, 2006.

Special Note

This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These factors include, but are not restricted to, new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products.  Other risk factors are included in the Company’s 10-K for the year ended May 28, 2006 (see Outlook and Risk Factors sections of Management’s Discussion and Analysis of Financial Conditions and Results of Operations) and the 10-Q for the quarter ended August 27, 2006.

About National Semiconductor

National Semiconductor, the industry’s premier analog company, creates high-value analog devices and subsystems. National’s leading-edge products include power management circuits, display drivers, audio and operational amplifiers, interface products and data conversion solutions. National’s key analog markets include wireless handsets, displays and a variety of broad electronics markets, including medical, automotive, industrial, and test and measurement applications. Headquartered in Santa Clara, Calif., National reported sales of $2.16 billion for fiscal 2006, which ended May 28, 2006. Additional company and product information is available at www.national.com.

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF lNCOME (Unaudited)

(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	Nov. 26, 2006	Nov. 27, 2005	Nov. 26, 2006	Nov. 27, 2005

Net sales	$ 501.6	$ 544.0	$ 1,043.0	$ 1,037.8
Cost of sales	206.2	232.7	413.3	448.8
Gross margin	295.4	311.3	629.7	589.0

Research and development	89.5	80.7	178.3	161.2
Selling, general and administrative	80.9	69.6	159.5	136.3
Severance and restructuring expenses	1.3	2.7	4.0	30.7
Gain on sale of business	-	-	-	(24.3)
Other operating income, net	(0.7)	(2.4)	(2.0)	(3.4)
Operating expenses, net	171.0	150.6	339.8	300.5

Operating income	124.4	160.7	289.9	288.5
Interest income, net	9.5	7.5	20.0	14.6
Other non-operating income (expense), net	1.1	0.6	1.0	(1.9)

Income before taxes	135.0	168.8	310.9	301.2
Income tax expense	43.6	54.1	99.4	100.9
Net income	$ 91.4	$ 114.7	$ 211.5	$ 200.3

Earnings per share:
Basic	$ 0.28	$ 0.34	$ 0.65	$ 0.58
Diluted	$ 0.27	$ 0.32	$ 0.62	$ 0.56

Selected income statement ratios as a percentage of sales:
Gross margin	58.9%	57.2%	60.4%	56.8%
Research and development	17.8%	14.8%	17.1%	15.5%
Selling, general and administrative	16.1%	12.8%	15.3%	13.1%
Net income	18.2%	21.1%	20.3%	19.3%

Effective tax rate	32.3%	32.0%	32.0%	33.5%

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)

	Nov. 26,	May 28,
	2006	2006
ASSETS
Current assets:
Cash and cash equivalents	$ 780.6	$ 932.2
Short-term marketable investments	-	110.3
Receivables	184.7	208.6
Inventories	177.8	189.4
Deferred tax assets	81.5	74.7
Other current assets	49.5	25.3

Total current assets	1,274.1	1,540.5

Net property, plant and equipment	615.9	627.7
Goodwill	57.3	57.3
Deferred tax assets	194.3	185.7
Other assets	91.0	99.9

Total assets	$2,232.6	$2,511.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 64.1	$ 108.8
Accrued expenses	133.1	191.0
Income taxes payable	96.2	98.5

Total current liabilities	293.4	398.3

Long-term debt	21.1	21.1
Other non-current liabilities	170.7	165.6

Total liabilities	485.2	585.0

Commitments and contingencies

Shareholders’ equity:
Common stock	159.3	167.8
Additional paid-in capital	146.2	504.2
Retained earnings	1,555.1	1,376.2
Unearned compensation	-	(8.6)
Accumulated other comprehensive loss	(113.2)	(113.5)

Total shareholders’ equity	1,747.4	1,926.1

Total liabilities and shareholders’ equity	$2,232.6	$2,511.1

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)
	Six Months Ended
	Nov. 26,	Nov. 27,
	2006	2005
Cash flows from operating activities:
Net income	$ 211.5	$ 200.3
Adjustments to reconcile net income with net cash
provided by operating activities:
Depreciation and amortization	74.6	82.8
Share-based compensation expense	57.1	7.9
Excess tax benefit from share-based payment arrangements	(4.6)	-
Tax benefit associated with stock options	9.3	45.0
(Gain) loss on investments	(1.0)	1.3
Share in net losses of equity-method investments	-	0.6
Loss on disposal of equipment	0.7	1.4
Gain on sale of businesses	-	(24.3)
Non-cash other operating income, net	-	(0.2)
Other, net	0.7	(1.9)
Changes in certain assets and liabilities, net:
Receivables	23.9	(44.8)
Inventories	14.9	9.5
Other current assets	(0.6)	17.2
Accounts payable and accrued expenses	(94.7)	33.4
Current and deferred income taxes	(18.7)	31.3
Other non-current assets	-	(9.6)
Other non-current liabilities	5.1	16.3

Net cash provided by operating activities	278.2	366.2

Cash flows from investing activities:
Purchase of property, plant and equipment	(70.6)	(46.4)
Sale of equipment	-	0.7
Sale of business	-	60.0
Sale and maturity of available-for-sale securities	110.8	-
Sale of investments	-	0.3
Funding of benefit plan	(8.2)	(3.0)
Other, net	0.8	(2.0)

Net cash provided by investing activities	32.8	9.6

Cash flows from financing activities:
Payment on software license obligations	(8.4)	(13.1)
Excess tax benefit from share-based payment arrangements	4.6	-
Issuance of common stock	36.6	149.1
Purchase and retirement of treasury stock	(462.8)	(550.6)
Cash dividends declared and paid	(32.6)	(13.9)

Net cash used in financing activities	(462.6)	(428.5)

Net decrease in cash and cash equivalents	(151.6)	(52.7)
Cash and cash equivalents at beginning of period	932.2	867.1
Cash and cash equivalents at end of period	$ 780.6	$ 814.4

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PART I. FINANCIAL INFORMATION

EARNINGS PER SHARE (Unaudited)

(In millions, except per share amounts)

Three Months Ended		Six Months Ended
Nov. 26, 2006	Nov. 27, 2005	Nov. 26, 2006	Nov. 27, 2005

Earnings per share:

Basic	$ 0.28	$ 0.34	$ 0.65	$ 0.58
Diluted	$ 0.27	$ 0.32	$ 0.62	$ 0.56

Net income used in basic and diluted

earnings per share calculation	$ 91.4	$114.7	$ 211.5	$200.3

Weighted-average shares:

Basic	320.9	339.7	325.2	342.8
Diluted	335.6	356.7	339.6	360.2

OTHER FINANCIAL STATEMENT DETAIL

(In millions)

	Three Months Ended		Six Months Ended
Other operating income, net	Nov. 26, 2006	Nov. 27, 2005	Nov. 26, 2006	Nov. 27, 2005

Net intellectual property income	$ (0.4)	$ (0.7)	$ (1.0)	$ (1.4)
Other	(0.3)	(1.7)	(1.0)	(2.0)
Total other operating income, net	$ (0.7)	$ (2.4)	$ (2.0)	$ (3.4)

Interest income, net

Interest income	$ 9.9	$ 7.9	$ 20.9	$ 15.3
Interest expense	(0.4)	(0.4)	(0.9)	(0.7)
Interest income, net	$ 9.5	$ 7.5	$ 20.0	$ 14.6

Other non-operating income (expense), net

Gain (loss) on investments	$ 1.1	$ 0.9	$ 1.0	$ (1.3)
Share in net losses of equity-method
Investments	-	(0.3)	-	(0.6)
Total other non-operating income (expense), net	$ 1.1	$ 0.6	$ 1.0	$ (1.9)

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